UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
_________________

WASHINGTON, D.C.   20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JANUARY 21, 2015

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 S. Union Blvd., Union Tower, Suite 360, Lakewood, CO	80228
(Address of principal executive offices)	(Zip Code)

(720) 627-5641
(Registrant's telephone number, including area code)

6506 S. Lewis Ave., Suite 112, Tulsa, OK, 74316-1020
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Company’s Current Report on Form 8-K filed on December 31, 2014: (a) each of Montague H. Hackett, Jr. and Kevin R. Seth resigned from the Board of Directors effective as of January 16, 2015; (b) Albert E. Whitehead appointed two designees of Empire Petroleum Holdings, LLC, an Oklahoma limited liability company, J. C. Whorton, Jr., and Michael R. Morrisett, to fill such vacancies effective as of January 19, 2015; (c) Albert E. Whitehead resigned from the Company’s Board of Directors effective as of January 20, 2015; (d) the resignations of Messrs. Whitehead, Hackett and Seth were not the result of any disagreement with the Company; and (e) this change in the composition of the Board resulted in a change in control of the Board.

Effective as of January 21, 2015, the reconstituted Board of the Company appointed J. C. Whorton, Jr., as the new Chairman of the Board and Chief Executive and Michael R. Morrisett, as President, of the Company.  For more information regarding Messrs. J. C. Whorton, Jr., and Michael R. Morrisett, please see the Company’s Information Statement on Schedule 14f-1 filed on December 31, 2014.

Item 8.01 Other Events.

Effective as of January 21, 2015, the reconstituted Board of the Company changed the Company’s address of its principal executive offices to 165 S. Union Blvd., Union Tower, Suite 360, Lakewood, CO 80228 and its telephone to (720) 627-5641. The Company has also obtained a new domain name of www.empirepetrocorp.com, which is currently under construction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: January 26, 2015	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President